UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported December 23, 2005.

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdictionof incorporation)	(Commission file number)	(IRS Employer Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 554-4700

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective May 27, 2008, our  Board of Directors  dismissed Baum & Company “Baum” as our independent registered public accounting firm and retained  the accounting firm of Moore Stephens Frost (“MSF”), as our new independent registered public accounting firm. The primary reason for the change is that MSF offices are located in Raleigh Durham, North Carolina  and the Registrant believes that it will be better served  having a local auditor.

Baum’s report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

The decision to change our accountants was recommended and approved by our Board of Directors on May 27, 2008.

During our past two fiscal years, there were no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On May 27, 2008 we engaged MSF as our new principal independent registered accounting firm to audit our financial statements for the fiscal year ended December 31, 2008.  Our Board of Directors recommended and approved the engagement of MSF.

During the Company’s fiscal years ended December 31, 2006 and 2005 and through May 27, 2008, we did not consult MSF with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Baum dated May 29, 2008 confirming the statements*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation
(Registrant)

May 30, 2008.	By:	/s/ Paul Feldman
Paul Feldman
President

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